UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 16, 2015

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8765-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2015, Xi’an TCH Energy Technology Co., Ltd (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into a Transfer Agreement of CDQ & Waste Heat Power Generation Project (the “Transfer Agreement”) with Tangshan Rongfeng Iron & Steel Co., Ltd., a limited liability company incorporated in China (the “Buyer”), and Xi’an Huaxin New Energy Co., Ltd., a limited liability company incorporated in China (the “Contractor”). Xi’an TCH originally entered into a Coke Dry Quenching (“CDQ”) Power Generation Energy Management Cooperative Agreement (the “Cooperative Agreement”) with the Buyer on December 12, 2013 to design, build and maintain CDQ waste heat power generation system and sell the power to the Buyer, as disclosed in the Form 8-K filed on December 17, 2013.

The Transfer Agreement provides for the sale to the Buyer of the CDQ Waste Heat Power Generation Project (the "Project") from Xi’an TCH. Additionally, Xi’an TCH will transfer to the Buyer the Engineering, Procurement and Construction (“EPC”) Contract for the CDQ Waste Heat Power Generation Project which Xi’an TCH had entered into with the Contractor in connection with the Project. As consideration for the transfer of the Project, the Buyer will pay to Xi’an TCH an aggregate purchase price of RMB 165,200, 000 (approximately $25,934,066 and the “Transfer Price”), whereby (a) RMB 65,200,000 will be paid by the Buyer to Xi’an TCH within 20 business days after the Transfer Agreement is signed, (b) RMB 50,000,000 will be paid by the Buyer to Xi’an TCH within 20 business days after the Project is completed, but no later than March 31, 2016 and (c) RMB 50,000,000 will be paid by the Buyer to Xi’an TCH no later than September 30, 2016. Mr. Cheng Li, the largest shareholder of the Buyer, will personally guarantee the payments. The ownership of the Project will conditionally be possessed by the Buyer within 3 business days following the initial payment of RMB 65,200,000 by the Buyer to Xi’an TCH and the full ownership of the Project will be officially transferred to the Buyer after it completes the entire payment pursuant to the Transfer Agreement. The Cooperative Agreement will be terminated when the Buyer has paid all amounts payable to Xi’an TCH pursuant to the Transfer Agreement and Xi'an TCH shall not pursue any breach of contract liability against the Buyer under the Cooperative Agreement if the Buyer pays in full the Transfer Price on time. If the Transfer Price is not fully paid on time pursuant to the Transfer Agreement, the Transfer Agreement shall be terminated automatically and Xi'an TCH shall retain the ownership of the Project and both parties shall continue to perform their respective rights and obligations according to Cooperative Agreement and assume the liabilities for breach of the Cooperative Agreement.

The description contained herein of the terms of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Transfer Agreement of CDQ & Waste Heat Power Generation Project with Tangshan Rongfeng

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: November 20, 2015	/s/ Jackie Shi
Jackie Shi, Chief Financial Officer